Exhibit 10.10

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 24th day of January, 2011 by and between Richard Merkin (the “Purchaser”) and PROSPECT GLOBAL RESOURCES INC., a Delaware corporation (the “Company”).  Purchaser and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Colorado are authorized or required by law or other governmental action to close.

 “Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser's obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Note, in each case, have been satisfied or waived.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Loan Documents" means this Agreement, the Note, the Security Agreement, the Registration Rights Agreement and the Shareholders Agreement.

"Note" means the Convertible Secured Promissory Note dated the date hereof in the amount of $2,000,000 issued by the Company to the Purchaser.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Purchase Price" means $2,000,000 in cash.

"Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof between the Company and the Purchaser.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Security Agreement" means the Security Agreement dated the date hereof between the Company and the Purchaser

"Shareholders Agreement" means the Stockholders Agreement dated the date hereof among the Company, the Purchaser and the shareholders of the Company party thereto.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser upon conversion of the Note.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase the Note.  The Purchaser shall deliver to the Company, via wire transfer or a certified check of immediately available funds, the Purchase Price and the Company shall deliver to the Purchaser the Note.  Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Note duly executed by the Company;

(iii) the Security Agreement duly executed by the Company;

(iv) the Registration Rights Agreement duly executed by the Company; and

(v) the Shareholders Agreement duly executed by the Company and the shareholders of the Company party thereto.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the Security Agreement duly executed by the Purchaser;

(iii) the Registration Rights Agreement duly executed by the Purchaser;

(iv) the Shareholders Agreement duly executed by the Purchaser: and

(v) the Purchase Price by wire transfer to the account as specified in writing by the Company.

2.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows on the date hereof and on the Closing Date:

3.1 Organization of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own, use, lease and license its assets and its properties and to carry on its business as it is now being conducted.

3.2 Power and Authority.  The Company has full power and authority to enter into the Loan Documents and to consummate the transactions contemplated hereby and thereby.  The Company has duly and validly executed and delivered the Loan Documents.  Each of the Loan Documents constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

3.3 No Conflict.  The execution and delivery by the Company of the Loan Documents and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation of the Company, as amended, or Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

3.4 Government Approvals.  Except as may be required by any state “blue sky” laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the business of the Company.

3.5 Liabilities.  Other than the Note, the Company has no liabilities and, to the best of its knowledge, no material contingent liabilities not disclosed in the financial statements provided to the Purchaser.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows on the date hereof and on the Closing Date:

4.1 Power and Authority. The Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The Purchaser has duly and validly executed and delivered this Agreement.  Each Loan Document to which the Purchaser is a party constitutes legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

4.2 Risk.  The Purchaser recognizes that the purchase of the Note involves a high degree of risk in that: (i) the Company is a development stage business with only limited operating history and may require additional operating funds from time to time; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Note; (iii) the Purchaser may not be able to liquidate his, her or its investment; (iv) transferability of the Note is extremely limited; and (v) in the event of a disposition of the Note or the Shares, the Purchaser could sustain the loss of his, her or its entire investment.

4.3 Accredited Investor.  The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Purchaser is able to bear the economic risk of a loss of its entire investment in the Note and the Shares.

4.4 Investment Experience.  The Purchaser has prior investment experience, including investment in non-listed and unregistered securities.

4.5  Residency.  The Purchaser's principal residence address is in the jurisdiction set forth on the signature page of this Agreement.

4.6 Information.  The Purchaser acknowledges and agrees that the Purchaser has been provided access to and has had the opportunity to discuss with the Company and review any information the Purchaser desires in order to analyze the Company's business, management, financial affairs, prospects and the terms and conditions of this transaction with the Company.  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits of this transaction.  The Purchaser has had the opportunity to seek independent advice in connection with such evaluation and analysis.

4.7 Protection of Interests; Exempt Offering.  The Purchaser by reason of the Purchaser's business or financial experience has the capacity to protect the Purchaser's own interests in connection with the transaction contemplated hereby.  The Purchaser agrees that the Purchaser will not sell or otherwise transfer the Note or the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

4.8 Investment Intent.  The Purchaser understands that the Note and the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Purchaser's investment intention.  In this connection, the Purchaser is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling the Note or the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Note or the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note or the Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Note or the Shares in compliance with applicable federal and state securities laws).

4.9 Restricted Securities.  The Purchaser understands that there currently is no public market for the Note or the Shares and that even if there were, Rule 144 promulgated under the Securities Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Purchaser understands and hereby acknowledges that the Company is under no obligation to register the Note under the Securities Act or any state securities or “blue sky” laws (collectively, the “Securities Laws”).  The Purchaser consents that the Company may, if it desires, permit the transfer of the Note or the Shares out of the Purchaser's name only when the Purchaser's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of Securities Laws.  The Purchaser agrees to hold the Company and its members, managers, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Purchaser contained in this Agreement or any sale or distribution by the Purchaser in violation of the Securities Laws.  The Purchaser understands and agrees that in addition to restrictions on transfer imposed by applicable Securities Laws, the transfer of the Note and the Shares will be restricted by the terms of this Agreement.

4.10 Legends.  The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Note or the Shares that the Note and the Shares have not been registered under Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Note and the Shares and may place additional legends to such effect on the Purchaser's certificate(s) for the Shares.

ARTICLE V.
COVENANTS

5.1 Issuance of Additional Shares.  Following conversion of the Note into Shares and until Purchaser has received gross proceeds of at least $15,000,000 from sale of Shares, the Company agrees that each time the Purchaser in good faith sells Shares to a non-affiliate for gross proceeds of less than $3.00 per Share the Company will promptly issue the Purchaser a number of additional shares of Common Stock calculated as follows (the "Additional Shares"):

Number of Additional Shares to be issued = {[(N x $3.00) – P] / T} – (N – S)

Where:

N = Number of Shares held by the Purchaser pre-sale

P = Gross proceeds realized from transfer

S = Number of Shares sold

T = Per share sale price

5.2 Preemptive Right of First Offer.  The Company hereby grants to the Purchaser the right of first offer to purchase a pro rata portion of any New Securities that the Company may, from time to time, propose to sell and issue.  The Purchaser's pro rata share, for purposes of this right of first offer, is the ratio of (x) the number of shares of Common Stock (assuming conversion of all the Note) owned by the Purchaser to (Y) the total number of shares of Common Stock then outstanding (assuming conversion of all outstanding convertible notes).  This right of first offer shall be subject to the following provisions:

(a)           "New Securities" shall mean any Common Stock or preferred stock of the Company whether or not authorized on the date hereof, or rights, options, or warrants to purchase Common Stock or preferred stock of the Company, or securities of any type whatsoever that are, or may become, convertible into or exercisable for Common Stock or preferred stock of the Company; provided, however, that "New Securities" does not include the following:

(i)           securities issued or granted to officers, directors, employees and consultants of the Company or any subsidiary pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(iii)           securities issued pursuant to the exercise or conversion of any convertible notes, rights, agreements, options or warrants outstanding or issued as of the date of this Agreement;

(iv)           securities issued in a registered public offering under the Securities Act of 1933, as amended;

(v)           securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction;

(vi)           securities issued to suppliers or third party service providers in connection with the provision of goods or services; or

(viii)           securities of the Company issued or issuable pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement.

(b)           In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same (the "Company's Notice").  The Purchaser shall have ten business days from the date such notice is given to agree to purchase up to its pro rata share of such New Securities (calculated as set forth above) at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.  In the event that.

(c)           The Company shall have 45 days thereafter to sell any New Securities not acquired by the Purchaser at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Notice.  In the event the Company has not sold the New Securities within such 45-day period, the Company shall not thereafter issue or sell any of the unsold New Securities without first offering such New Securities to the Purchaser in the manner provided above.

(d)           The right of first offer described in this Section 5.2 shall terminate and be of no further force or effect upon the earlier of (i) the date of the Qualified Public Offering (as defined below), (ii) a Change of Control (as defined below) or (iii) when the Purchaser holds fewer than 1,000,000 Shares.  A "Qualified Public Offering" means the issuance of Common Stock in a registered public offering under the Securities Act of 1933, as amended, with gross proceeds to the Company of at least $10,000,000.  A "Change of Control" means either (i) the acquisition of the Company by a Person by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least 50% of the total voting power represented by the voting securities of the Company or such surviving Person outstanding immediately after such transaction or series of transactions; or (ii) a sale of all or substantially all of the assets of the Company.

5.3 Information Rights.  If and for so long as the Purchaser holds the Note or owns at least 1,000,000 Shares, the Company shall deliver to the Purchaser:

(i)           as soon as reasonably practicable, but in any event within 90 days after the end of each fiscal year of the Company, an audited balance sheet for such fiscal year, an audited income statement of the Company as of the end of such year, a statement of cash flows for such year, such audited year-end financial reports to be prepared in accordance with generally accepted accounting principles ("GAAP");

(ii)           as soon as reasonably practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited balance sheet as of the end of such fiscal quarter and an unaudited income statement and statement of cash flows for such fiscal quarter;

(iii)           as soon as reasonably practicable, but in any event within 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year.

5.4 Negative Covenants of the Company.  If and for so long as the Purchaser holds the Note or owns at least 1,000,000 Shares, the Company covenants and agrees that the Company shall not:

(a) Amend the Certificate or Bylaws.  Amend the Certificate of Incorporation or Bylaws of the Company.

(b) Debt Incurrence.  Create, incur, assume or suffer to exist any indebtedness other than the Note.

(c) Issuance of Equity Securities.  Issue any equity securities other than Common Stock.

(d) Material Transaction.  Enter into any material joint venture or strategic partnership, or make any acquisition of or investment in any Person, other than the merger with or into Triangle Castings, Inc. on or before March 30, 2011.

(e) Change in Business.  Make any change or modification to the Company's current business.

(f) Change of Auditors.  Change the Company's independent financial auditor firm.

(g) Sale of the Company.  Enter into any transaction, or series of transactions, whether by merger, sale or otherwise, that results in (i) a majority of the Company's outstanding Common Stock being owned by one or more Persons who are not holders of the Company's outstanding Common Stock on the day hereof or (ii) the sale of all or substantially all of the Company's assets to a Person owned by one or more Persons who are not holders of the Company's outstanding Common Stock on the day hereof.

(h) Equity Plans.  Adopt or otherwise implement any stock option, stock grant or other equity compensation plan for the Company's employees, directors or consultants.

(i) Liquidation.  Take any action to liquidate, dissolve or otherwise wind-up the Company.

(j) Redemptions.  Redeem or repurchase any outstanding Common Stock or stock options of the Company.

(k) No Impairment.  Through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Note and in the taking of all such action as may be necessary or appropriate in order to protect the respective conversion rights of the holder of the Note against impairment.

5.5 Use of Proceeds.  The Company shall use the proceeds from the Note in the manner set forth on Schedule 5.5 hereto.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.  The Company shall pay all costs and expenses that it incurs with respect to the preparation, negotiation, execution and delivery of this Agreement and the other documents and agreements entered into in connection herewith and shall pay, or reimburse the Purchaser for, all reasonable costs and expenses actually incurred by the Purchasers with respect to the preparation, negotiation, execution and delivery of this Agreement and the other documents and agreements entered into in connection herewith including, but not limited to, reasonable travel, consulting, legal, and accounting expenses; provided, however, that in no event shall such expenses exceed $25,000.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Note or the Shares to the Purchaser.

6.2 Entire Understanding.  This Agreement, together with the schedules hereto, set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties, and there are no other prior written or oral agreements, undertakings, promises, warranties, or covenants respecting such subject matter not expressly set forth herein and therein.

6.3 Further Assurances.  Each of the Parties agrees to execute and deliver (or cause to be executed and delivered) such additional documents and instruments and to perform such additional acts as may be necessary and appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement.

6.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page of this Agreement prior to 5:30 p.m. (mountain time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page of this Agreement on a day that is not a Business Day or later than 5:30 p.m. (mountain time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature page of this Agreement.

6.5 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without giving effect to the principles of conflicts of law thereof.

6.6 Replacement of the Note or Shares.  If any certificate or instrument evidencing the Note or the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Note or Shares.

6.7 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Parties.

6.8 Recitals.  The recitals set forth above are hereby incorporated into this Agreement and made a binding part hereof.

6.9 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.,	Address for Notice:
a Delaware corporation	600 17th St. Suite 2800 South
Denver, CO 80202

By:	/s/ Patrick L. Avery	Fax: ___________________
Name: Patrick L. Avery
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202-4437 Attn: Jeff Knetsch

THE PURCHASER:	Address for Notice:

/s/ Richard Merkin
Richard Merkin	Facsimile:
Email: